Execution Version

AMENDED AND RESTATED SECURITY AGREEMENT
THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”), dated as of November 30, 2015, is made by and among CRAFT BREWERS ALLIANCE, INC., a Washington corporation (the “Borrower” and a “Grantor”), EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A SECURITY AGREEMENT JOINDER (each a “Grantor” and together with the Borrower, collectively, the “Grantors”), and BANK OF AMERICA, N.A., as Lender (as defined in the Credit Agreement referenced below; in such capacity, the “Bank”) on behalf of the Secured Parties (as defined in the Credit Agreement referenced below). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
RECITALS:
A.The Borrower and Bank of America, N.A., as lender (the “Existing Lender”), are parties to that certain Loan Agreement dated as of July 1, 2008 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), pursuant to which Bank of America, N.A. originally agreed to provide Borrower with a senior credit facility, including a term loan facility, a revolving credit facility and a letter of credit subfacility;
B.    Pursuant to the Existing Credit Agreement, the Borrower and the Existing Lender entered into a Security Agreement dated as of November 14, 2008, which amended and restated a Security Agreement dated December 28, 2007 (as so amended and restated, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Security Agreement”);
C.    The Loan Parties have requested that the Existing Credit Agreement be amended and restated to, among other things, increase the revolving credit facility, provide for periodic reductions in commitments thereunder and extend the maturity thereof, reduce the term loan facility and extend the maturity thereof, and make certain other amendments to the Existing Credit Agreement (the “Restatement”) pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of November 30, 2015, among the Borrower, the other Loan Parties (as defined therein) party thereto and the Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
D.    Each Grantor (other than the Borrower) is, directly or indirectly, a Subsidiary of the Borrower and will materially benefit from the Loans made and to be made, and the Letters of Credit issued and to be issued, under the Credit Agreement; and
E.    The Borrower is required to enter into this Agreement as a condition precedent to the effectiveness of the Restatement;

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F.    Each Grantor (other than the Borrower) is required to enter into this Agreement from time to time pursuant to and as set forth in the Credit Agreement; and
G.    Each Grantor wishes to grant a security interest in favor of the Secured Parties as herein provided.
NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. The term “State,” as used herein, means the State of Oregon. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. All references to actions taken by, items or information received by, or rights, obligations and entitlements of, the “the Bank” hereunder, or to any similar matters, shall mean “the Bank (on behalf of the Secured Parties)” or “the Bank (for the benefit of the Secured Parties)”, as the context may require.
2.    Grant of Security Interest. Each Grantor hereby grants to the Secured Parties, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Secured Parties the following properties, assets and rights of such Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles). Each of the Secured Parties acknowledges that the attachment of its security interest in any additional commercial tort claim as original collateral is subject to the applicable Grantor’s compliance with Section 4(f). This Agreement amends and restates in its entirety the Existing Security Agreement. The parties intend, by the execution of this Agreement, that this Agreement will not constitute or effectuate a novation of the obligations created and evidenced by the Existing Security Agreement and the Existing Credit Agreement.

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3.    Authorization to File Financing Statements. Each Grantor hereby irrevocably authorizes the Bank at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Bank promptly upon any Secured Party’s request. Each Grantor also ratifies its authorization for the Bank to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.
4.    Other Actions. To further the attachment, perfection and first priority of, and the ability of the Bank to enforce, the Secured Parties’ security interest in the Collateral, and without limitation on such Grantor’s other obligations in this Agreement (or the Security Agreement Joinder, as applicable), each Grantor agrees, in each case at such Grantor’s (or the Borrower’s) expense, to take the following actions with respect to the following Collateral:
(a)    Promissory Notes and Tangible Chattel Paper. If such Grantor shall at any time hold or acquire any promissory notes or tangible chattel paper, such Grantor shall forthwith endorse, assign and deliver the same to the Bank, accompanied by such instruments of transfer or assignment duly executed in blank as the Bank may from time to time specify.
(b)    Deposit Accounts. For each deposit account that such Grantor at any time opens or maintains, such Grantor shall, at the Bank’s request and option, pursuant to an agreement in form and substance satisfactory to the Bank, either (a) cause the depositary bank to comply at any time with instructions from the Bank to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor, or (b) arrange for the Bank to become the customer of the depositary bank with respect to the deposit account, with such Grantor being permitted, only with the consent of the Bank, to exercise rights to withdraw funds from such deposit account. The Bank agrees with such Grantor that the Bank shall not give any such instructions or withhold any withdrawal rights from such Grantor, unless an Event of Default has occurred and is continuing, or would occur, if effect were given to any withdrawal not otherwise permitted by the Loan Documents. The provisions of this paragraph shall not apply to (i) any deposit

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account for which such Grantor, the depositary bank and the Bank have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Bank for the specific purpose set forth therein, (ii) a deposit account for which the Bank is the depositary bank and is in automatic control, and (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Grantor’s salaried employees.
(c)    Investment Property. The Bank has the right to require such Grantor, if an Event of Default has occurred and is continuing, upon demand by the Bank, to endorse, assign and deliver to the Bank any certificated securities held by such Grantor, accompanied by such instruments of transfer or assignment duly executed in blank as the Bank may from time to time specify. If any such securities are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall notify the Bank thereof and, at the Bank’s request and option, pursuant to an agreement in form and substance satisfactory to the Bank, either (a) cause the issuer to agree to comply with instructions from the Bank as to such securities, without further consent of such Grantor or such nominee, or (b) arrange for the Bank to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall (if an Event of Default has occurred and is continuing) notify the Bank thereof and, at the Bank’s request and option, pursuant to an agreement in form and substance satisfactory to the Bank, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Bank to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Bank to such commodity intermediary, in each case without further consent of such Grantor or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Bank to become the entitlement holder with respect to such investment property, with such Grantor being permitted, only with the consent of the Bank, to exercise rights to withdraw or otherwise deal with such investment property. The Bank agrees with such Grantor that the Bank shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Loan Documents, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Bank is the securities intermediary.

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(d)    Collateral in the Possession of a Bailee. If any Collateral is at any time in the possession of a bailee, such Grantor shall promptly notify the Bank thereof and, at the Bank’s request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Bank, that the bailee holds such Collateral for the benefit of the Secured Parties, and that such bailee agrees to comply, without further consent of such Grantor, with instructions from the Bank as to such Collateral. The Bank agrees with such Grantor that the Bank shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to the bailee.
(e)    Letter-of-Credit Rights. If such Grantor is at any time a beneficiary under a letter of credit, such Grantor shall promptly notify the Bank thereof and, at the request and option of the Bank, such Grantor shall, pursuant to an agreement in form and substance satisfactory to the Bank, either (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Bank of the proceeds of the letter of credit, or (ii) arrange for the Bank to become the transferee beneficiary of the letter of credit, with the Bank agreeing, in each case, that the proceeds of the letter to credit are to be applied as provided in the Credit Agreement.
(f)    Commercial Tort Claims. If such Grantor shall at any time hold or acquire a commercial tort claim, such Grantor shall immediately notify the Bank in a writing signed by such Grantor of the particulars thereof and grant to the Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Bank.
(g)    Other Actions as to Any and All Collateral. Such Grantor further agrees, at the request and option of the Bank, to take any and all other actions the Bank may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Bank to enforce, the Secured Parties’ security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that such Grantor’s signature thereon is required therefor, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Bank to enforce, the Bank’s security interest in such Collateral, (c) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to Bank, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (d) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Bank and (e) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined

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by the Bank to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.
5.    Representations and Warranties Concerning Legal Status. Each Grantor represents and warrants to the Bank as follows: (a) such Grantor’s exact legal name is that indicated on the attached Exhibit A (the “Perfection Exhibit”) and on the signature page hereof, (b) such Grantor is an organization of the type, and is organized in the jurisdiction set forth in the Perfection Exhibit, (c) the Perfection Exhibit accurately sets forth such Grantor’s organizational identification number or accurately states that such Grantor has none, (d) the Perfection Exhibit accurately sets forth such Grantor’s place of business or, if more than one, its chief executive office, as well as such Grantor’ mailing address, if different, and (e) all other information set forth on the Perfection Exhibit pertaining to such Grantor is accurate and complete.
6.    Covenants Concerning Legal Status. Each Grantor covenants with the Bank as follows: (a) without providing at least 30 days’ prior written notice to the Bank, such Grantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Borrower does not have an organizational identification number and later obtains one, the Borrower shall forthwith notify the Bank of such organizational identification number, and (c) the Borrower will not change its type of organization, jurisdiction of organization or other legal structure except as in accordance with the provisions of the Credit Agreement.
7.    Representations and Warranties Concerning Collateral, etc. Each Grantor further represents and warrants to the Bank as follows: (a) such Grantor is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim or any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens or leases permitted by the Credit Agreement, (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the Uniform Commercial Code of the State, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) such Grantor holds no commercial tort claim except as indicated on the Perfection Exhibit, and (e) such Grantor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.
8.    Covenants Concerning Collateral, etc. Each Grantor further covenants with the Bank as follows: (a) the Collateral, to the extent not delivered to the Bank pursuant to Section 4, will be kept at those locations listed on the Perfection Exhibit and such Grantor will not remove the Collateral from such locations, without providing at least thirty days’ prior written notice to the Bank, (b) except for the security interest herein granted and liens and leases permitted by the Credit Agreement,

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such Grantor shall be the owner of or have other rights in the Collateral free from any right or claim of any other person, lien, security interest or other encumbrance, and such Grantor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Bank, (c) such Grantor shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any person, other than the Bank except for liens and leases permitted by the Credit Agreement, (d) such Grantor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) as provided in the Credit Agreement, such Grantor will permit the Bank, or its designee, to inspect the Collateral at any reasonable time, wherever located, (f) such Grantor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, (g) such Grantor will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (h) such Grantor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for (i) sales and leases of inventory in the ordinary course of business and (ii) so long as no Event of Default has occurred and is continuing, sales or other dispositions of obsolescent items of equipment consistent with past practices and other dispositions permitted by the Credit Agreement.
9.    Insurance.
(a)    Maintenance of Insurance. Each Grantor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Borrower will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Bank. In addition, all such insurance shall be payable to the Bank as loss payee. Without limiting the foregoing, the Borrower will (i) keep all of its physical property insured with casualty or physical hazard insurance on a “special-risks” basis, with broad form flood coverage, with a reasonably available full replacement cost endorsement and an “agreed amount” clause in an amount, if feasible, equal to 100% of the full replacement cost of such property, (ii) maintain all such workers’ compensation or similar insurance as may be required by law, and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring,

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on, in or about the properties of the Borrower; business interruption insurance; and product liability insurance, in each case, in accordance with the provisions of the Credit Agreement.
(b)    Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (i) so long as no Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $1,000,000, be disbursed to the applicable Grantor for direct application by such Grantor solely to the repair or replacement of such Grantor’s property so damaged or destroyed, and (ii) in all other circumstances, be held by the Bank as cash collateral for the Obligations. The Bank may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Bank may reasonably prescribe, for direct application by any Grantor solely to the repair or replacement of such Grantor’s property so damaged or destroyed, or the Bank may apply all or any part of such proceeds to the Obligations.
(c)    Continuation of Insurance. In the event of failure by any Grantor to provide and maintain insurance as provided herein and in the Credit Agreement, the Bank may, at its option, provide such insurance and charge the amount thereof to such Grantor. The Borrower shall furnish the Bank with certificates of insurance and policies evidencing compliance with the foregoing insurance provision in accordance with the provisions of the Credit Agreement.
10.    Collateral Protection Expenses; Preservation of Collateral.
(a)    Expenses Incurred by Bank. In the Bank’s discretion, if any Grantor fails to do so, the Bank may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. Each Grantor agrees to reimburse the Bank on demand for all expenditures so made. No Secured Party shall have any obligation to any Grantor to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Event of Default.
(b)    Bank’s Obligations and Duties. Anything herein to the contrary notwithstanding, each Grantor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by such Grantor thereunder. No Secured Party have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Bank of any payment relating to any of the Collateral, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received

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by the Bank in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Bank or to which the Bank may be entitled at any time or times. The Bank’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Bank deals with similar property for its own account.
11.    Securities and Deposits. The Bank may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Bank may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Bank to any Grantor may at any time be applied to or set off against any of the Obligations.
12.    Notification to Account Borrowers and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, each Grantor shall, at the request and option of the Bank, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Parties in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Bank or to any financial institution designated by the Bank as the Bank’s agent therefor, and the Bank may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon any Grantor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, each Grantor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by such Grantor as trustee for the Secured Parties without commingling the same with other funds of such Grantor and shall turn the same over to the Bank in the identical form received, together with any necessary endorsements or assignments. The Bank shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Bank to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.
13.    Power of Attorney.
(a)    Appointment and Powers of Bank. Each Grantor hereby irrevocably constitutes and appoints the Bank and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority

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in the place and stead of such Grantor or in the Bank’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:
(i)    upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Bank were the absolute owner thereof for all purposes, and to do, at such Grantor’s expense, at any time, or from time to time, all acts and things which the Bank deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Parties’ security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as such Grantor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to such Grantor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Bank so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and
(ii)    to the extent that such Grantor’s authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without such Grantor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Bank may deem appropriate and to execute in such Grantor’s name such financing statements and amendments thereto and continuation statements which may require such Grantor’s signature.
(b)    Ratification by Grantors. To the extent permitted by law, each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

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(c)    No Duty on Bank. The powers conferred on the Bank hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Bank shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for the Bank’s own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment.
14.    Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Bank, without any other notice to or demand upon any Grantor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Bank may, so far as each Grantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Bank may in its discretion require any Grantor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Grantor’s principal office(s) or at such other locations as the Bank may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank shall give to each applicable Grantor at least ten Business Days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Grantor hereby acknowledges that five Business Days’ prior written notice of such sale or sales shall be reasonable notice. In addition, each Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Bank’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.
15.    Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Bank (a) to fail to incur expenses reasonably deemed significant by the Bank to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions

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of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Parties against risks of loss, collection or disposition of Collateral or to provide to the Secured Parties a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Bank, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 15 is to provide non-exhaustive indications of what actions or omissions by the Bank would fulfill the Bank’s duties under the Uniform Commercial Code or other law of the State or any other relevant jurisdiction in the Bank’s exercise of remedies against the Collateral and that other actions or omissions by the Bank shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 15. Without limitation upon the foregoing, nothing contained in this Section 15 shall be construed to grant any rights to any Grantor or to impose any duties on the Bank or any other Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 15.
16.    No Waiver by Bank, etc. Neither the Bank nor any other Secured Party shall be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Bank or such Secured Party. No delay or omission on the part of the Bank or any other Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Parties with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Bank deems expedient.
17.    Marshalling. The Bank shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might

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cause delay in or impede the enforcement of the Secured Parties’ rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.
18.    Incorporation by Reference. Sections 1.02, 9.01, 9.02, 9.04, 9.06, 9.10, 9.13 and 9.14 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein.
19.    Counterparts. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.
20.    Joinder. Each Person that shall at any time execute and deliver to the Bank a Security Agreement Joinder pursuant to Section 6.13 of the Credit Agreement shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Grantor and shall have thereupon pursuant to Section 2 hereof granted a security interest in and collaterally assigned to the Bank all Collateral in which it has as of such date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to “the Grantors” or to the parties to this Agreement shall be deemed to include such Person as a Grantor hereunder, and all references herein to “this Agreement” or within the Credit Agreement to “the Security Agreement” shall mean this Agreement collectively with, and as supplemented by, each Security Agreement Joinder and all accompaniments thereto. Each Security Agreement Joinder shall be accompanied by the Supplemental Perfection Exhibit referred to therein, appropriately completed with information relating to the Grantor executing such Security Agreement Joinder and its property. The Perfection Exhibit attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Perfection Exhibit.
H.    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CRAFT BREW ALLIANCE, INC., as a Grantor By: /s/ Joseph K. Vanderstelt Name: Joseph K. Vanderstelt Title: Chief Financial Officer and Treasurer

Craft Brew Alliance, Inc.
Amended and Restated Security Agreement

ACKNOWLEDGED AND ACCEPTED: BANK OF AMERICA, N.A., as the Bank By: /s/ Michael Snook Name: Michael Snook Title: Senior Vice President

Craft Brew Alliance, Inc.
Amended and Restated Security Agreement

EXHIBIT A TO SECURITY AGREEMENT
Perfection Exhibit
1.    Name. The exact legal name of each Grantor as that name appears on its Certificate of Incorporation or Articles of Organization, as the case may be, is as follows:
Craft Brew Alliance, Inc.
2.    Other Identifying Factors.
(a)    The following is a mailing address for each Grantor:
929 N Russell Street, Portland, Oregon 97227
(b)    If different from its indicated mailing address, each Grantor’s principal place of business or, if more than one, its chief executive office is located at the following address: same as mailing address
(c)    The following is the type of organization of each Grantor: corporation
(d)    The following is the jurisdiction of each Grantor’s organization or formation, as applicable:
Washington
(e)    The following is each Grantor’s state-issued organizational identification number:
UBI# 600407212
3.    Other Names, etc.
(a)    The following is a list of all other names (including trade names or similar appellations) used by each Grantor, or any other business or organization to which each Grantor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or formation or otherwise, now or at any time during the past five years:
Craft Brewers Alliance, Inc.
(b)    The following is the information required in Section 2 above for any other business or organization to which each Grantor became the successor by merger, consolidation, acquisition of assets, change in form, nature or jurisdiction of organization or formation or otherwise, now or at any time during the past five years:

Exhibit A to
Amended and Restated Security Agreement

4.    Other Current Locations.
(a)    The following are all locations in the United States of America in which any Grantor maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:
929 N Russell Street, Portland, Oregon 97227

(b)    The following are all other places of business of the Grantors in the United States of America:

929 N. Russell St-Bldg 1	Portland	OR	97227
929 N. Russell St, Bldg 2	Portland	OR	97227
924 N Russell Bldg 3	Portland	OR	97227
924 N Russell Bldg 4	Portland	OR	97227
924 N Russell Bldg 5	Portland	OR	97227
924 N Russell Bldg 6	Portland	OR	97227
2412 N Mississippi Ave	Portland	OR	97227
2419 N Mississippi Ave	Portland	OR	97227
1 N. Center Court, Rose Qtr	Portland	OR	97227
Via West - Oregon-Hillsboro Data Center 3935 NW Aloclek Place	Hillsboro	OR	97124
203 Division St	Yakima	WA	98902
1 W Washington	Yakima	WA	98903
1112 North 16th Ave.	Yakima	WA	98902
401 Walters Rd,	Moxee	WA	98936
14300 NE 145th St	Woodinville	WA	98072
14300 NE 145th St, Bldg 2	Woodinville	WA	98072
35 Corporate Drive	Portsmouth	NH	3801
W 1/2 of lots 1&@, Allot 3	Portland	OR	97227
75-5629 Kuakini Highway	Kailua Kona	HI	96740
7192 Kalanianaole Highway	Honolulu	HI	96825
12651 SE Capps Road	Clackamas	OR	97015
481 Wildwood Avenue	Woburn	MA	1801
5151 E Raines Rd	Memphis	TN	38118
315 Culver Blvd	Playa del Rey	CA	90293
6229 N. Marine Dr	Portland	OR	97203

(c)    The following are all other locations in the United States of America where any of the Collateral consisting of inventory or equipment is located:

Exhibit A to
Amended and Restated Security Agreement

See response to 4(b).

5.    Fixtures. If applicable, attached hereto as Schedule 1 is the information required by UCC Section 9-502(b) or Section 9-402(5) of each state in which any of the Collateral consisting of fixtures are or are to be located, if such real property is not owned by any Grantor, and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded, and the owner of record.

Exhibit A to
Amended and Restated Security Agreement